SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)

                             Filed by the Registrant

                  x Filed by a Party other than the Registrant

                           Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        DWS RREEF Real Estate Fund, Inc.
                (Name of Registrants as Specified in Its Charter)

                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, Esq.
                          and Joel L. Terwilliger, Esq.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302
                                  (303)442-2156
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

x    No fee required

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:______________________________________

(2) Form, Schedule or Registration Statement No.:________________

(3) Filing Party:________________________________________________

(4) Date Filed:__________________________________________________

                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302

                                                                    May 11, 2009

Fellow Stockholders of DWS RREEF Real Estate Fund, Inc. ("SRQ")

Dear Fellow Stockholder:

     Vote AGAINST the plan of liquidation. We believe that SRQ's board of directors is using "anti-shareholder tactics" - at shareholder expense - to ramrod their liquidation proposal past us, the shareholders. Recently, a leading independent analyst publication, The Investor's Guide to Closed-End Funds, pointed out in its May 2009 issue that:

>> SRQ's board of directors' tactics include potentially capping shareholder voting rights and adopting a "poison pill" rights plan; these types of tactics as previously used by another closed-end fund was "widely criticized" because they used fund assets "to finance the fight."

>> "What puzzles us most is management's motivation to fight [the Trust] so hard. Management is devoting significant legal and proxy expense to fight [the Trust], but if they win, the ultimate outcome gives them no future benefit[.]"

>> If the liquidation proposal were voted down by shareholders and the Trust took over management of the fund, "the fund would retain its large capital gains loss carry forwards [estimated at $178 million] to offset future gains."

>> Another fund, European Warrant Fund, avoided liquidating its assets for partly the same reason, to avoid losing valuable capital gains loss carry forwards.

     As a fellow shareholder, I am appalled that SRQ's board of directors is spending shareholders' money - our money - to finance their fight. Let me restate this point - the board of directors is using OUR money to pay for THEIR fight!!

     Many other shareholders have sent letters, called, or emailed supporting our position.

     Vote AGAINST liquidation!

     Only your last vote counts. Even if you have already voted "for" their plan of liquidation, you can still change your vote to "AGAINST" by voting again using the proxy you received earlier, or:

     To vote by telephone, call toll-free: 1-800-454-8683

     To vote by internet, go to www.proxyvote.com

     Whether you vote by telephone or internet, use your 12 digit Control Number as shown on the right side of your proxy card. If you cannot locate your proxy card, call 1-800-662-5200 for assistance.

     If you have questions why the Trust is AGAINST the plan of liquidation, please contact Joel Terwilliger immediately at (303) 442-2156. Best wishes from a fellow stockholder.

     Yours truly,


     Stewart R. Horejsi
     Representative for the Susan L. Ciciora Trust


The Investor's Guide to Closed-End Funds is a leading and objective independent analyst publication published by Thomas J. Herzfeld Advisers, Inc.; all rights reserved. Thomas J. Herzfeld Advisers, Inc. serves as an independent consulting firm to closed-end funds and has previously provided independent consulting work to the Boulder Growth & Income Fund, Inc.



The Susan L. Ciciora Trust (the "Trust") has filed a proxy statement in connection with the 2009 special meeting of DWS RREEF Real Estate Fund stockholders. Stockholders are strongly advised to read the Trust's proxy statement and the accompanying GREEN proxy card, as they contain important information, including information relating to the participants in such proxy solicitation. Stockholders can obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Trust with the Securities and Exchange Commission (SEC) for free at the internet website maintained by the SEC at www.sec.gov.